                                 EXHIBIT 10.77

             LOAN AND SECURITY AGREEMENT DATED AS OF JUNE 20, 1997

================================================================================

                                  $100,000,000
                          LOAN AND SECURITY AGREEMENT

                                     among

                    RDM HOLDINGS, INC., SPORTS GROUP, INC.,
                    INTERNATIONAL SPORTS AND FITNESS, INC.,
                       DIVERSIFIED PRODUCTS CORPORATION,
            WILLOW HOSIERY COMPANY, INC., HUTCH SPORTS USA INC., and
                          DIVERSIFIED TRUCKING CORP.,
                                 as Borrowers,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION,
                                    as Agent

                                 June 20, 1997

================================================================================

                                       1

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                               TABLE OF CONTENTS

                                                                                                             Page(s)
                                                                                                             -------
1. DEFINITIONS AND CONSTRUCTION..................................................................................-1-
   1.1  Definitions..............................................................................................-1-
   1.2  Accounting Terms........................................................................................-19-
   1.3  Code....................................................................................................-19-
   1.4  Construction............................................................................................-19-
   1.5  Schedules and Exhibits..................................................................................-19-

2. LOAN AND TERMS OF PAYMENT....................................................................................-19-
   2.1  Revolving Advances......................................................................................-19-
   2.2  Letters of Credit.......................................................................................-26-
   2.4  Payments................................................................................................-30-
   2.5  Overadvances............................................................................................-31-
   2.6  Interest and Letter of Credit Fees: Rates, Payments, and Calculations...................................-31-
   2.7  Collection of Accounts..................................................................................-32-
   2.8  Crediting Payments; Application of Collections..........................................................-33-
   2.9  Designated Account......................................................................................-33-
   2.10 Maintenance of Loan Account; Statements of Obligations..................................................-34-
   2.11 Fees....................................................................................................-34-
   2.12 Joint and Several Liability.............................................................................-35-
   2.13 Tax Indemnity...........................................................................................-35-
   2.14 Payments in United States Dollars.......................................................................-37-
   2.15 Capital Adequacy........................................................................................-37-

3. CONDITIONS; TERM OF AGREEMENT................................................................................-37-
   3.1  Conditions Precedent to the Initial Advance, Letter of Credit and the Fixed Period Loans................-37-
   3.2  Conditions Precedent to all Advances, all Letters of Credit and the Fixed Period Loans..................-40-
   3.3  Condition Subsequent....................................................................................-40-
   3.4  Term....................................................................................................-41-
   3.5  Effect of Termination...................................................................................-41-
   3.6  Early Termination by Borrowers..........................................................................-41-
   3.7  Termination Upon Event of Default.......................................................................-41-

4. CREATION OF SECURITY INTEREST................................................................................-41-
   4.1  Grant of Security Interest..............................................................................-41-
   4.2  Negotiable Collateral...................................................................................-42-
   4.3  Collection of Accounts, General Intangibles, and Negotiable Collateral..................................-42-
   4.4  Delivery of Additional Documentation Required...........................................................-42-
   4.5  Power of Attorney.......................................................................................-42-
   4.6  Right to Inspect........................................................................................-43-

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

5. REPRESENTATIONS AND WARRANTIES...............................................................................-43-
   5.1  No Encumbrances.........................................................................................-43-
   5.2  Eligible Accounts.......................................................................................-43-
   5.3  Eligible Inventory......................................................................................-43-
   5.4  Equipment...............................................................................................-43-
   5.5  Location of Inventory and Equipment.....................................................................-44-
   5.6  Inventory Records.......................................................................................-44-
   5.7  Location of Chief Executive Office; FEIN................................................................-44-
   5.8  Due Organization and Qualification; Subsidiaries........................................................-44-
   5.9  Due Authorization; No Conflict..........................................................................-44-
   5.10 Litigation..............................................................................................-45-
   5.11 No Material Adverse Change. ............................................................................-45-
   5.12 Solvency................................................................................................-45-
   5.13 Employee Benefits.......................................................................................-45-
   5.14 Environmental Condition.................................................................................-46-
   5.15 Licenses................................................................................................-46-
   5.16 Other Representations and Warranties....................................................................-46-

6. AFFIRMATIVE COVENANTS........................................................................................-46-
   6.1  Accounting System.......................................................................................-46-
   6.2  Collateral and Other Reporting..........................................................................-46-
   6.3  Financial Statements, Reports, Certificates.............................................................-47-
   6.4  Tax Returns.............................................................................................-48-
   6.5  Guarantor Reports.......................................................................................-48-
   6.6  Returns.................................................................................................-48-
   6.7  Title to Equipment......................................................................................-49-
   6.8  Maintenance of Equipment................................................................................-49-
   6.9  Taxes...................................................................................................-49-
   6.10 Insurance...............................................................................................-49-
   6.11 No Setoffs or Counterclaims.............................................................................-50-
   6.12 Location of Inventory and Equipment.....................................................................-51-
   6.13 Compliance with Laws....................................................................................-51-
   6.14 Employee Benefits.......................................................................................-51-
   6.15 Leases..................................................................................................-52-
   6.16 Other Loan Parties......................................................................................-52-

7. NEGATIVE COVENANTS...........................................................................................-52-
   7.1  Indebtedness............................................................................................-52-
   7.2  Liens...................................................................................................-52-
   7.3  Restrictions on Fundamental Changes.....................................................................-53-
   7.4  Disposal of Assets......................................................................................-53-
   7.5  Change Name.............................................................................................-53-
   7.6  Guarantee...............................................................................................-53-
   7.7  Nature of Business......................................................................................-53-
   7.8  Payments, Prepayments and Amendments....................................................................-53-
   7.9  Change of Control.......................................................................................-54-
   7.10 Consignments............................................................................................-54-
   7.11 Distributions...........................................................................................-54-
   7.12 Accounting Methods......................................................................................-54-


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
   7.13 Investments.............................................................................................-54-
   7.14 Transactions with Affiliates............................................................................-54-
   7.15 Suspension..............................................................................................-54-
   7.16 Compensation............................................................................................-54-
   7.17 Use of Proceeds.........................................................................................-55-
   7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees......................-55-
   7.19 No Prohibited Transactions Under ERISA..................................................................-55-
   7.20 Financial Covenants.....................................................................................-56-
   7.21 Capital Expenditures....................................................................................-57-
   7.22 Management..............................................................................................-57-

8. EVENTS OF DEFAULT............................................................................................-57-

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.......................................................................-59-
   9.1 Rights and Remedies......................................................................................-59-
   9.2 Remedies Cumulative......................................................................................-61-

10.TAXES AND EXPENSES...........................................................................................-61-

11.WAIVERS; INDEMNIFICATION.....................................................................................-62-
   11.1 Demand; Protest; etc....................................................................................-62-
   11.2 The Lender Group's Liability for Collateral.............................................................-62-
   11.3 Indemnification.........................................................................................-62-

12.NOTICES......................................................................................................-62-

13.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...................................................................-63-

14.DESTRUCTION OF BORROWERS' DOCUMENTS..........................................................................-64-

15.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...................................................................-65-
   15.1 Assignments and Participations..........................................................................-65-
   15.2 Successors..............................................................................................-67-

16.AMENDMENTS; WAIVERS..........................................................................................-67-
   16.1 Amendments and Waivers..................................................................................-67-
   16.2 No Waivers; Cumulative Remedies.........................................................................-68-

17.AGENT; THE LENDER GROUP......................................................................................-68-
   17.1 Appointment and Authorization of Agent..................................................................-68-
   17.2 Delegation of Duties....................................................................................-69-
   17.3 Liability of Agent-Related Persons......................................................................-69-
   17.4 Reliance by Agent.......................................................................................-70-
   17.5 Notice of Default or Event of Default...................................................................-70-
   17.6 Credit Decision.........................................................................................-71-
   17.7 Costs and Expenses; Indemnification.....................................................................-71-
   17.8 Agent in Individual Capacity............................................................................-72-
   17.9 Successor Agent.........................................................................................-72-



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

  17.10 Withholding Tax.........................................................................................-72-
  17.11 Collateral Matters......................................................................................-73-
  17.12 Restrictions on Actions by Lenders; Sharing of Payments.................................................-74-
  17.13 Agency for Perfection...................................................................................-75-
  17.14 Payments by Agent to the Lenders........................................................................-75-
  17.15 Concerning the Collateral and Related Loan Documents....................................................-75-
  17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports
        and Information.........................................................................................-75-
  17.17 Several Obligations; No Liability.......................................................................-77-

18.GENERAL PROVISIONS...........................................................................................-77-
   18.1 Effectiveness...........................................................................................-77-
   18.2 Section Headings........................................................................................-77-
   18.3 Interpretation..........................................................................................-77-
   18.4 Severability of Provisions..............................................................................-77-
   18.5 Counterparts; Telefacsimile Execution...................................................................-77-
   18.6 Revival and Reinstatement of Obligations................................................................-78-
   18.7 Integration.............................................................................................-78-
   18.8 Time is of the Essence..................................................................................-78-

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                             SCHEDULES AND EXHIBITS


Schedule C-1                        Commitments
Schedule E-1                        Eligible Inventory Locations
Schedule P-1                        Permitted Liens
Schedule R-1                        Real Property Collateral

Schedule 5.7                        Location of Chief Executive Office of Each Borrower
Schedule 5.8                        Subsidiaries
Schedule 5.9                        Status of Liens
Schedule 5.10              Litigation
Schedule 5.13              ERISA Benefit Plans
Schedule 5.14              Hazardous Materials
Schedule 5.15              Licenses
Schedule 6.12              Location of Inventory and Equipment
Schedule 7.16              Director/Management Compensation Plan

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit C-1                         Form of Compliance Certificate


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

                                  $100,000,000
                          LOAN AND SECURITY AGREEMENT

    THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of June 20, 1997, among RDM HOLDINGS, INC., a Delaware corporation, SPORTS GROUP, INC., an Alabama corporation, INTERNATIONAL SPORTS AND FITNESS, INC., a Delaware corporation, DIVERSIFIED PRODUCTS CORPORATION, an Alabama corporation, WILLOW HOSIERY COMPANY, INC., a New York corporation, HUTCH SPORTS USA INC., a Delaware corporation and DIVERSIFIED TRUCKING CORP., an Alabama corporation (collectively, "Borrowers", individually "Borrower"), on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as Agent, on the other hand.

    The parties agree as follows:

    I.       DEFINITIONS AND CONSTRUCTION.

         A. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

           "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

           "Accounts" means, with respect to any Person, all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

            "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

            "Agent's Account" has the meaning set forth in Section 2.7.

            "Agent Advance" has the meaning set forth in Section 2.1(h).

            "Agent Loan" has the meaning set forth in Section 2.1(g).

            "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Assignee" has the meaning set forth in Section 15.1.

            "Assignment and Acceptance" has the meaning set forth in Section
15.1 (a) and shall be in the form of Exhibit A-1.

            "Authorized Person" means any officer or other employee of Borrowers

            "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, less (b) the Revolving Facility Usage.

            "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as amended, and any successor statute.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Borrower Stock Pledge Agreement" means that certain Borrower Stock Pledge Agreement of even date by and among Hutch Sports USA Inc., Sports Group, Inc., International Sports and Fitness, Inc., RDM Holdings, Inc., and Agent, in form and substance satisfactory to Agent.

            "Borrower Trademark Security Agreement" means that certain Borrower Trademark Security Agreement of even date by and among the Borrowers and Foothill, in form and substance satisfactory to Agent.

            "Borrowers" and "Borrower" have the meanings set forth in the preamble to this Agreement.

            "Borrower's Books" means, with respect to each Borrower, all of such Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing such Borrower's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

            "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Canadian Subsidiary" means RDM Sports & Leisure Inc., an Ontario corporation.

            "Canadian Guaranty" means that certain Guarantee and Indemnity of even date herewith executed and delivered by the Canadian Subsidiary, in form and substance satisfactory to the Agent.

            "Canadian Security Agreement" means that certain General Security Agreement of even date herewith between the Canadian Subsidiary and the Agent, in form and substance satisfactory to the Agent.

            "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than an underwriter in connection with a public offering) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than twenty-five percent (25%) of the total voting power of all classes of stock then outstanding of any Borrower or the Canadian Subsidiary entitled to vote in the election of directors.

            "Closing Date" means the date of the first to occur of the making of the initial Advance, or the issuance of the initial Letter of Credit.

            "Code" means the Georgia Uniform Commercial Code.

            "Collateral" means, with respect to each Borrower, all real and personal property of such Borrower, whether now existing or hereafter arising, including without limitation each of the following:

            1.       the Accounts of such Borrower;

            2.       Borrower's Books;

            3.       the Equipment;

            4.       the General Intangibles;

            5.       the Inventory of such Borrower;

            6.       the Negotiable Collateral;

            7.       the Real Property Collateral;

            8. any money, or other assets of such Borrower that now or hereafter come into the possession, custody, or control of the Lender Group; and

            9. the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts of such Borrower, Borrower's Books, Equipment, General Intangibles, Inventory of such Borrower, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory of Borrowers and the Canadian Subsidiary, in each case, in form and substance satisfactory to Agent.

            "Collections" means all cash, checks, notes, instruments, and other items of payment(including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officers of Borrowers to Agent.

            "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of the consolidated current assets of the Loan Parties that would, in accordance with GAAP, be classified on a balance sheet as current assets.

            "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of the consolidated current liabilities of the Loan Parties that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

            "Cost" means the lower of cost or fair market value in accordance with GAAP.

            "Credit Enhancement" shall mean that certain $15,000,000 letter of credit issued to the Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent and issued by a bank satisfactory to Agent.

            "Daily Balance" means the amount of an Obligation owed at the end of a given day.

            "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" has the meaning set forth in Section 2.1
(f)(ii).

            "Defaulting Lenders Rate" means the Reference Rate for the first three (3) days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

            "Deposit Account Agreement" means that certain Assignment of Deposit Account among The Chase Manhattan Bank, the Agent and RDM Environmental Remediation Management, Inc., in form and substance satisfactory to the Agent.

            "Designated Account" means account number 443911 of Borrowers maintained with Borrowers' Designated Account Bank, or such other deposit account of Borrowers (located within the United States) which has been designated, in writing and from time to time, by any Borrower to Agent.

            "Designated Account Bank" means LaSalle National Bank, whose office is located at 120 S. LaSalle Street, Chicago, Illinois and whose ABA number is 071000505, or such other bank as Foothill and Borrowers may designate from time to time.

            "Dilution" means, in each case based upon the experience of the immediately prior three (3) months, the result of dividing the Dollar amount of
(a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts of Borrowers and the Canadian Subsidiary, by (b) Borrowers' and the Canadian Subsidiary's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

            "Disbursement Letter" means an instructional letter executed and delivered by any Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

            "Dollars or $" means United States dollars.

            "Early Termination Premium" has the meaning set forth in Section
3.6.

            "EBITDA" means, for any period, the consolidated net income (or net loss) of the Loan Parties for such period as determined in accordance with GAAP, plus (i) the sum of, without duplication, the following for the Loan Parties, (A) the excess, if any, of gross interest expense for such period over gross interest income for such period, in each case determined in accordance with GAAP, (B) total income tax expense, (C) depreciation expense, (D) amortization expense net of negative goodwill amortization and (E) non-cash losses (provided that any such losses do not at any time result in a cash outlay by any Loan Party), which include the cumulative effect on earnings from the adoption of GAAP pronouncements, less (ii) extraordinary gains for the Loan Parties.

            "Eligible Accounts" means those Accounts net of customary reserves, including but not limited to reserves for sales returns and allowances (the amount of such sales returns and allowances reserve to be determined in Agent's discretion except with respect to sales returns and allowances for which the applicable Borrower or the Canadian Subsidiary, as the case may be, is issuing its debit and credit memorandum in the ordinary course in which case the amount of such reserve shall be equal to fifty percent (50%) of such Borrower's or the Canadian Subsidiary's, as the case may be, general ledger reserve for such sales returns and allowances), unapplied cash, cash on delivery sales, charge backs, debit memorandums (to the extent not elsewhere reserved) and such other reserves as determined by Agent in its reasonable discretion, created by Borrowers and the Canadian Subsidiary in the ordinary course of business, that arise out of Borrowers' and the Canadian Subsidiary's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers and the Canadian Subsidiary to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
 to pay within sixty (60) days of due date or Accounts with selling terms of more than ninety (90) days from invoice date;

                           (b)      Accounts owed by an Account Debtor or its
Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (c)      Accounts with respect to which the Account
Debtor is an employee, Affiliate, or agent of the applicable Borrower or the Canadian Subsidiary, as the case may be;

                           (d)      Accounts with respect to which goods are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (e)      Accounts that are not payable in Dollars
or Canadian dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any State thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

                           (f)      Accounts with respect to which the Account
Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower or the Canadian Subsidiary, as the case may be, has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                           (g)      Accounts with respect to which the Account
Debtor is a creditor of the applicable Borrower or the Canadian Subsidiary, as the case may be, (including without limitation Accounts with respect to which commissions are due to the Account Debtor as a commission agent), has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such debt, right of setoff, disputed amount or claim;

                           (h)      Accounts with respect to an Account Debtor
(other than Sears, Target, Toys R Us, Sports Authority, Home Shopping Club and Wal-Mart) whose total obligations owing to Borrowers and the Canadian Subsidiary exceed ten (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (i)      Accounts with respect to Sears, Target, Toys
R Us, Sports Authority, or Home Shopping Club, as an Account Debtor, whose total obligations owing to Borrowers and the Canadian Subsidiary exceed twenty percent (20%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (j)      Accounts with respect to Wal-Mart, as
Account Debtor, whose total obligations owing to Borrowers and the Canadian Subsidiary exceed twenty-five percent (25%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (k)      Accounts with respect to which the Account
Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (l)      Accounts the collection of which Agent, in
its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (m)      Accounts with respect to which the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                           (n)      Accounts with respect to which the Account
Debtor is located in the states of New Jersey, Minnesota, or West Virginia
(or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such

Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower or the Canadian Subsidiary, as the case may be, has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                           (o)      Accounts that represent progress payments
or other advance billings that are due prior to the completion of performance by the applicable Borrower or the Canadian Subsidiary, as the case may be, of the subject contract for goods or services; and

                           (p)      Accounts with respect to which the Agent
does not have a first priority perfected security interest, including without limitation Accounts owed to the Canadian Subsidiary by an Account Debtor located in one of the Maritime Provinces.

                           "Eligible In-Transit Inventory" means those items of
Inventory of the Borrowers and the Canadian Subsidiary that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule E-1 but: (a) such Inventory is currently in-transit from a location not set forth on Schedule E-1 to a location set forth on Schedule E-1, (b) title to such Inventory has passed to the applicable Borrower or the Canadian Subsidiary, as the case may be, (c) documents of title with respect to such Inventory have been delivered to Agent or its agent; (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, and (e) such Inventory has been paid for or, if purchased under an Inventory Letter of Credit, such Inventory Letter of Credit either has been drawn upon in full and reimbursed, or expired undrawn; in each case, with documentation therefor in form and substance satisfactory to Agent in its discretion.

                           "Eligible Inventory" means the Eligible In-Transit
Inventory and the Eligible Landed Inventory net of reserves, including but not limited to reserves for slow moving Inventory of the Borrowers and the Canadian Subsidiary, work-in-process Inventory of the Borrowers and the Canadian Subsidiary incorrectly classified as raw materials, miscounts and outsourcing variances and such other reserves determined by Agent in its reasonable discretion.

                           "Eligible Landed Inventory" means Inventory of the
Borrowers and the Canadian Subsidiary consisting of first quality finished goods held for sale in the ordinary course of Borrowers' and the Canadian Subsidiary's business and raw materials for such finished goods, that are located at or in-transit between Borrowers' and the Canadian Subsidiary's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrowers and the Canadian Subsidiary to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's reasonable credit judgment. In determining the amount to be so included, Inventory of Borrowers and the Canadian Subsidiary shall be valued at the lower of cost or market on a basis consistent with Borrowers' and the Canadian Subsidiary's current and historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

                    (a) it is not owned solely by a Borrower or the Canadian Subsidiary or a Borrower or the Canadian Subsidiary does not have good, valid, and marketable title thereto;

                    (b) it is not located at one of the locations set forth on Schedule E-1;

                    (c) it is not located on property owned or leased by a Borrower or the Canadian Subsidiary or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                    (d) it is not subject to a valid and perfected first priority security interest in favor of the Agent;

                    (e) it consists of goods returned or rejected by the applicable Borrower's or the Canadian Subsidiary's customers or goods in transit; and

                    (f) it is obsolete or slow moving, a restrictive or custom item, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, paints and enamels, manuals and brochures, supplies used or consumed in a Borrower's or the Canadian Subsidiary's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                    "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and, so long as no Default or Event of Default exists, approved by Borrowers.

                    "Equipment" means, with respect to each Borrower all of such Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                    "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC Section 414(m), or (d) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with any Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

                    "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Borrower or its Subsidiaries or any of their ERISA Affiliates.

                    "Event of Default" has the meaning set forth in Section 8.

                    "Existing Lender" means BankAmerica Business Credit, Inc., as agent for the lenders party to that certain Loan and Security Agreement dated as of September 6, 1996 among Roadmaster Corporation now known as RDM Holdings, Inc., Roadmaster Leisure Inc. now known as RDM Sports & Leisure Inc., Willow Hosiery Company, Inc. and Hutch Sports, Inc. now known as Hutch Sports USA Inc., as borrowers, the lenders party thereto and BankAmerica Business Credit, Inc., as agent for the lenders.

                    "FEIN" means Federal Employer Identification Number.

                    "Fixed Period Loans" means the Tranche A Fixed Period Loans and the Tranche B Fixed Period Loans.

                    "Foothill" means Foothill Capital Corporation, a California corporation.

                    "Funding Date" means the date on which a Borrowing occurs.

                    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                    "General Intangibles" means, with respect to each Borrower, all of such Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                    "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                    "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

                    "Indebtedness" means: (a) all obligations of Borrowers for borrowed money, (b) all obligations of Borrowers evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrowers under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrowers, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrowers guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrowers) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                    "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or any other proceeding under any other bankruptcy or insolvency law of any jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                    "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                    "Inventory" means, with respect to any Person, all present and future inventory in which such Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                    "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by a Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airwaybill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent and reflecting the passage to such Borrower of title to first quality Inventory conforming to such Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Landed Inventory.

                    "Inventory Reserves" means reserves (determined from time to time by Agent in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrowers, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrowers and the Canadian Subsidiary.

                    "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "L/C" has the meaning set forth in Section 2.2(a).

                    "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                    "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                    "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

                    "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining each Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrowers or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                    "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                    "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                    "Loan Account" has the meaning set forth in Section 2.10.

                    "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Borrower Stock Pledge Agreement, the Stock Pledge Agreement, the Parent Stock Pledge Agreement, the Subsidiary Guaranty, the Parent Guaranty, the Trademark Security Agreement, Borrower Trademark Security Agreement, the Parent Trademark Security Agreement, Security Agreement, the Parent Security Agreement, the Metromedia Subordination Agreement, the Subordination Agreement, the Canadian Guaranty, the Canadian Security Agreement, the Deposit Account Agreement, the Credit Enhancement, any note or notes executed by any Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                    "Loan Parties" means the Borrowers, RDM and the other direct and indirect Subsidiaries of RDM, any one of whom shall be referred to as a "Loan Party".

                    "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                    "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among a Borrower or the Canadian Subsidiary, as the case may be, Agent, and one of the Lockbox Banks.

                    "Lockbox Banks" means LaSalle National Bank, Fifth Third Bank, Bank of Montreal, Farmers National Bank, and such other banks as Foothill and Borrower may designate from time to time.

                    "Lockboxes" has the meaning set forth in Section 2.7.

                    "Maritime Provinces" means the Canadian Provinces of Newfoundland and Prince Edward Island.

                    "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower, (b) the material impairment of any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

                    "Maturity Date" has the meaning set forth in Section 3.4.

                    "Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount and (b) the then outstanding principal balance of the Fixed Period Loans.

                    "Maximum Revolving Amount" means $75,000,000.

                    "Metromedia Subordination Agreement" means that certain Metromedia Guaranty, Subordination, Subrogation and Drawing Agreement of even date by and among Metromedia Company, the Loan Parties and the Agent, in form and substance satisfactory to Agent.

                    "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by a Borrower in favor of Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                    "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Loan Party, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                    "Negotiable Collateral" means, with respect to each Borrower, all of such Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of such Borrower), documents, personal property leases (wherein such Borrower is the lessor), chattel paper, and such Borrower's Books relating to any of the foregoing.

                    "Net Orderly Liquidation Value" means the estimated net amount, expressed in terms of money, projected to be obtainable, over a finite period, for Inventory sold under the direction of a secured party. For purposes of this definition, the express intent of sale in this manner is liquidation through continued operation of the entity, with the secured party responsible for all operating expenses and the beneficiary of all sales proceeds.

                    "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrowers to the Lender Group of any kind and description (pursuant to or evidenced by this Agreement and the other Loan Documents, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrowers to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

                    "Originating Lender" has the meaning set forth in Section 15.1(e).

                    "Overadvance" has the meaning set forth in Section 2.5.

                    "Parent Guaranty" means that certain Guaranty Agreement of even date executed and delivered by RDM, in form and substance satisfactory to Agent.

                    "Parent Security Agreement" means that certain Security Agreement (RDM Sports Group, Inc.) of even date by and between RDM and Agent, in form and substance satisfactory to Agent.

                    "Parent Stock Pledge Agreement" means that certain Stock Pledge Agreement (RDM Sports Group, Inc.) of even date by and between RDM and Agent, in form and substance satisfactory to Agent.

                    "Parent Trademark Security Agreement" means that certain Trademark Security Agreement (RDM Sports Group, Inc.) of even date by and between RDM and Agent, in form and substance satisfactory to Agent.

                    "Participant" has the meaning set forth in Section 15.1(e).

                    "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of certain Borrowers owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of such Borrowers.

                    "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                    "Permitted Liens" means (a) Liens held or to be held by the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under
Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers or the Canadian Subsidiary, as the case may be and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrowers or the Canadian Subsidiary, as the case may be and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrowers or the Canadian Subsidiary, as the case may be, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrowers or the Canadian Subsidiary, as the case may be are in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the Canadian Subsidiary, as the case may be or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrowers or the Canadian Subsidiary, as the case may be.

                    "Permitted Protest" means the right of Borrowers to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrowers in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrowers in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                    "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                    "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                    "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Borrower or with respect to which it may incur liability.

                    "Pricing Benchmarks" means (a) the sum of the outstanding balance of the Obligations hereunder as of the last day of each fiscal year of the Loan Parties, divided by (b) EBITDA for the twelve month period then ended, which amount must be equal to or less than the following amounts for the twelve month period then ended:



                    Measurement Date:                  Maximum Amount:
                    -----------------                  ---------------
                    December 31, 1997                   5.865

                    December 31, 1998                   3.089

                    December 31, 1999
                    and thereafter                      2.479


                    "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                    "RDM" means RDM Sports Group, Inc., a Delaware corporation.

                    "Real Property" means, with respect to each Borrower, any estates or interests in real property now owned or hereafter acquired by such Borrower.

                    "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by any Borrower, and any assignments of rents and leases relating to any Real Property.

                    "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                    "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                    "Required Lenders" means, at any time, Agent together with such other Lenders whose Pro Rata Shares together with Agent's Pro Rata Share aggregate 50.1% or more of the Commitments.

                    "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                    "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                    "Security Agreement" means that certain Security Agreement of even date by and among the direct and indirect Subsidiaries of RDM that are not Borrowers (other than the Canadian Subsidiary) and Agent, in form and substance satisfactory to Agent.

                    "Settlement" has the meaning set forth in Section
2.1(i)(i).

                    "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

                    "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                    "Stock Pledge Agreement" means that certain Subsidiary Stock Pledge Agreement of even date by and among NWR, Inc., Roadmaster North American Corporation and Agent, in form and substance satisfactory to Agent, and such other Subsidiary Stock Pledge Agreements in form and substance satisfactory to the Agent as are required to be executed by any new Subsidiaries of RDM.

                    "Subordinated Debentures" means (i) those certain 11 3/4% Senior Subordinated Notes due 2002 in the original principal amount of $100,000,000 issued pursuant to that certain Indenture dated as of December 15, 1993 as modified by that certain First Supplemental Indenture dated as of November 15, 1994, between Roadmaster Industries, Inc. n/k/a RDM Sports Group, Inc. and LaSalle National Bank, as Trustee and (ii) those certain 8% Convertible Subordinated Debentures due 2003 in the original principal amount of $51,745,000 issued pursuant to that certain Indenture dated as of July 15, 1995 between Roadmaster Industries, Inc. n/k/a RDM Sports Group, Inc. and LaSalle National Bank, as Trustee.

                    "Subordination Agreement" means that certain Subordination Agreement of even date between the Borrowers, RDM, the other direct and indirect Subsidiaries of RDM (other than the Canadian Subsidiary) and the Agent, in form and substance satisfactory to the Agent.

                    "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                    "Subsidiary Guaranty" means that certain Subsidiary Guaranty Agreement of even date executed and delivered by the direct and indirect Subsidiaries of RDM that are not Borrowers (other than the Canadian

Subsidiary) to Agent, in form and substance satisfactory to Agent, and such other Subsidiary Guaranty Agreements in form and substance satisfactory to the Agent as are required to be executed by any new Subsidiaries of RDM.

                    "Super-Majority Lenders" means, at any time, Agent together with such other Lenders whose Pro-Rata Shares together with Agent's Pro Rata Share aggregate 66.67% or more of the Commitments.

                    "Tangible Net Worth" means, as of any date of determination, the difference of (a) Loan Parties' total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Loan Parties, (ii) all of Loan Parties' prepaid expenses, (iii) all amounts due to Loan Parties from non-Loan Party Affiliates, (iv) amounts listed as deferred tax-current assets on the Loan Parties' consolidated financial statements and (v) amounts listed as deferred tax-long term assets on the Loan Parties' consolidated financial statements, plus (c) the sum of (i) amounts listed as deferred tax-long term liabilities on the Loan Parties' consolidated financial statements, and (ii) the amount outstanding under the Subordinated Debentures.

                    "Trademark Security Agreement" means that certain Subsidiary Trademark Security Agreement of even date by and among the direct and indirect Subsidiaries of RDM that are not Borrowers and Agent, in form and substance satisfactory to Agent, and such other Subsidiary Trademark Security Agreements as are required to be executed by any new Subsidiaries of RDM.

                    "Tranche A Fixed Period Loan" has the meaning set forth in
Section 2.3.

                    "Tranche B Fixed Period Loan" has the meaning set forth in
Section 2.3

                    "Voidable Transfer" has the meaning set forth in Section
15.8.

                1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, to the extent a change in GAAP materially affects the financial covenants set forth in Section 7.20 hereof, upon the mutual agreement by the Borrowers, the Agent and the Required Lenders, in their reasonable discretion, such covenants will be reset to give effect to such change in GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" is used in respect of a financial covenant or a related definition, it shall be understood to mean Loan Parties on a consolidated basis unless the context clearly requires otherwise.

                1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.     LOAN AND TERMS OF PAYMENT.

                2.1      REVOLVING ADVANCES.

                    (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances in United States dollars ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, and (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit), less (B) one hundred percent (100%) minus the applicable Inventory advance rate shown as a percentage, multiplied by the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit, less (C) the aggregate amount of the Inventory Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                         (x) the lesser of (i) eighty-five percent (85%) of
                    Eligible Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrowers' and the Canadian Subsidiary's Collections with respect to Accounts of the Borrowers and the Canadian Subsidiary for the immediately preceding ninety (90) day period, plus

                         (y) the lowest of

                                  (i) eighty percent (80%) of the Net Orderly
                    Liquidation Value of all Eligible Inventory, as determined by Foothill from time to time,

                         (ii) the aggregate of (A) sixty percent (60%) of the
                    Cost of Eligible Inventory consisting of finished goods and
                    (B) the lowest of (y) $12,000,000 from the Closing Date through September 30, 1997, $8,000,000 from October 1, 1997 through December 31, 1997 and $5,000,000 thereafter and (z) thirty-five percent (35%) of the Cost of Eligible Inventory consisting of raw materials, such percentage to be reduced to the following percentages as of the dates set forth in the table below:


                     Date of                       Applicable
                     Reduction                     Percentage
                     ---------                     ----------
                     October 1, 1997                  thirty percent (30%)

                     November 1, 1997                 twenty-five percent (25%)

                     December 1, 1997                 twenty percent (20%)

                     January 1, 1998                  fifteen percent (15%)

                     February 1, 1998 and thereafter      ten percent (10%); and

                         (iii) one hundred (100%) of the amount of credit
                    availability created by clause (x) above, minus

                    (z) the aggregate amount of reserves, if any, established by Agent under Sections 2.1(b), 6.15 and 10 and, from and after October 1, 1997, an availability reserve in the amount of $2,500,000.


               (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create reasonable reserves against or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

               (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

               (d) Procedure for Borrowing. Each Borrowing shall be made upon a Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 12:00 Noon (Rosemont, Illinois time) on the Funding Date if such advance is for $5,000,000 or less or no later than 12:00 Noon (Rosemont, Illinois time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

               (e) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, the Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of Section 2.1(g).

               (f) Making of Advances.

                     (i) In the event that the Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), the Agent shall notify the Lenders, not later than 3:00 p.m. (Rosemont, Illinois time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Rosemont, Illinois time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, the Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.1(l), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                     (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing; provided, however, that any such payment by Borrowers shall be made without prejudice to any rights Borrowers may have against such Lender. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                     (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

               (g) Making of Agent Loans.

                   (i) In the event the Agent shall elect to have the terms of this Section 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Borrowers' Designated Deposit Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), the Agent shall not make any Agent Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                   (ii) The Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.6.

               (h) Agent Advances.

                   (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrowers without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

                   (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.6.

                   (i) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i) The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 3:00 p.m. (Rosemont, Illinois time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Fixed Period Loans, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 3:00 p.m (Rosemont, Illinois time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Rosemont, Illinois time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agentby any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                    (ii) In determining whether a Lender's balance of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Fixed Period Loans, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrowers under Section 2.11(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                    (iii) Between Settlement Dates, the Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Fixed Period Loans and the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

               (j) Notation. The Agent shall record on its books the principal amount of the Fixed Period Loans and the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Fixed Period Loans and Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

               (k) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

               (l) Overadvances. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to
Section 2.1(h)(i)(2)(C). If the conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrowers such failure of condition notwithstanding, so long as, at any time, (i) either
(A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $2,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

               In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or


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

repayment thereof shall be implemented according to the determination of the Required Lenders.

               Each Lender shall be obligated to settle with Agent as provided in Section 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

               (m) Effect of Bankruptcy. If a case is commenced by or against any Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Super-Majority Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to such Borrower as debtor or debtor-in-possession, or to any trustee for such Borrower, nor consent to the use of cash collateral (provided that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

      2.2      LETTERS OF CREDIT.

               (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrowers. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                   (i) the sum of (y) one hundred percent (100%) minus the applicable Inventory advance rate shown as a percentage, multiplied by the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit plus (z) one hundred percent (100%) of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed (x) the Borrowing Base less (y) the amount of outstanding Advances (including any Agent Advances and Agent Loans) less (z) the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or

                   (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or
(y) $15,000,000; or

                   (iii)the outstanding Obligations (other than under the Fixed Period Loans) would exceed the Maximum Revolving Amount.



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
     Borrowers expressly understand and agree that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

               (b) Indemnification. Borrowers, jointly and severally, hereby agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrowers' account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrowers' account, even though this interpretation may be different from Borrowers' own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrowers against such issuing bank. Borrowers, jointly and severally, hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

               (c) Supporting Materials. Borrowers hereby authorize and direct any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrowers may or may not be the "applicant" or "account party" with respect to such letter of credit.

               (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

               (e) Indemnification. Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to one hundred two percent (102%) of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this
Section 2.2(e).

               (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                    (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                    (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

               and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Lender Group may specify to be necessary to compensate the issuing bank or Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a) or
(c)(i), as applicable. The determination by the issuing bank or Lender Group, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                     (g)      Participations.

                              (i)     Purchase of Participations.  Immediately
upon issuance of any Letter of Credit in accordance with this Section
2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                              (ii)    Documentation.  Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                              (iii)   Obligations Irrevocable.  The obligations
of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                   (A)   any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                   (B)   the existence of any claim, setoff,
defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                   (C)   any draft, certificate, or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                   (D)   the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or




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
                                   (E)      the occurrence of any Default or
Event of Default.

                  2.3      FIXED PERIOD LOANS.

                    (a) Several Fixed Period Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a fixed period loan (each a "Tranche A Fixed Period Loan" and collectively the "Tranche A Fixed Period Loans") to Borrowers on the Closing Date, in an amount equal to each such Lender's Pro Rata Share of $15,000,000. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a fixed period loan (each a "Tranche B Fixed Period Loan" and collectively the "Tranche B Fixed Period Loans") to Borrowers on the Closing Date, in an amount equal to each such Lender's Pro Rata Share of $10,000,000. Each Lender shall make the amount of such Lender's Fixed Period Loans available to Agent in same day funds, not later than 11:00 a.m. (Rosemont, Illinois time), on the Closing Date. After Agent's receipt of the proceeds of such Fixed Period Loans, upon satisfaction of the applicable conditions precedent set forth in Section 3.1 and 3.2, Agent shall make the proceeds of such Fixed Period Loans available to Borrowers on the Closing Date by transferring same day funds equal to the proceeds of such Fixed Period Loans received by Agent to the Designated Deposit Account. All amounts outstanding under the Fixed Period Loans shall constitute Obligations.

                    (b) Amortization. The Fixed Period Loans of each Lender shall be repaid to the Agent for the account of the Lenders in equal monthly installments of principal in an amount equal to each Lender's Pro Rata Share of $200,000. Each such installment shall be due and payable on the first day of each month commencing on August 1, 1997 and continuing on the first Business Day of each succeeding month. On the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise, the outstanding principal balance, and all accrued and unpaid interest under the Fixed Period Loans shall be due and payable in full. All installments of principal on the Fixed Period Loans shall first be applied to the balance outstanding on the Tranche B Fixed Period Loans and then to the balance outstanding on the Tranche A Fixed Period Loans upon payment in full of the Tranche B Fixed Period Loans.

                    (c) Prepayments of Fixed Period Loans. The unpaid principal balance of the Fixed Period Loans must be prepaid by the amount of any proceeds of a sale of obsolete Equipment permitted by Section 7.4 hereof and may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon thirty (30) days prior written notice by Borrowers to Agent. All partial prepayments of principal on the Fixed Period Loans will be applied to installments due on each Tranche B Fixed Period Loan and then to each Tranche A Fixed Period Loan, in the inverse order of their maturity.

                  2.4      PAYMENTS.

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

                           (a)      Payments by Borrowers.

                                (i) All payments to be made by Borrowers shall
be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 1:00 p.m. (Rosemont, Illinois time) on the date specified herein. Any payment received by Agent later than 1:00 p.m. (Rosemont, Illinois time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                               (ii) Whenever any payment is due on a day other
than a Business Day, such payment shall be made no later than the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                              (iii) Unless Agent receives notice from Borrowers
prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                    (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest on the Fixed Period Loans or of specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees (other than fees set forth in Section 2.11(e) hereof) or expense reimbursements then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to Agent under Section 2.11(e) hereof and to the Lenders from Borrowers to be allocated on a pro-rata basis with respect to the amount then due to the Agent under Section 2.11(e) hereof and to the Lenders; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent

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


Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrowers. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

                    (c) Promise to Pay. Borrowers, jointly and severally, hereby promise to pay in United States dollars in full to Agent, for the benefit of the Lender Group, the Obligations, including, without limitation, the principal amount of all Advances, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement.

                2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.4(b).

                2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                    (a) Interest Rate. Except as provided in Section 2.6(c), below, (i) all Obligations (except for undrawn Letters of Credit and the Fixed Period Loans) shall bear interest at a per annum rate of one percentage point (1%) above the Reference Rate, (ii) the Tranche A Fixed Period Loans shall bear interest at a per annum rate of one percentage point (1%) above the Reference Rate, and (iii) the Tranche B Fixed Period Loans shall bear interest at a per annum rate of one and one-half percentage points (1.5%) above the Reference Rate; provided however, the rate set forth in subsection (i) above shall be reduced to one half of one percentage point (0.50%) above the Reference Rate upon the date Borrowers achieve the Pricing Benchmarks and during the succeeding twelve (12) month period; provided further, however, that during the period in which the advance rate against raw materials Inventory exceeds ten percent (10%), the interest rate set forth in subsection (i) above shall be increased by four percent (4%) per annum over the otherwise charged rate with respect to an amount equal to the lower of the average raw materials availability and total Advances outstanding, during the applicable period for which interest is accruing.

                    (b) Letter of Credit Fee. Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to two percent (2%) per annum times the aggregate undrawn amount of all outstanding Letters of Credit. A portion of such fee equal to one and three quarters percent (1.75%) per annum times the aggregate undrawn amount of all outstanding Letters of Credit shall be for the benefit of the Lenders with the remaining portion being paid for the sole benefit of the Agent.



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


                    (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to four percentage points (4%) above the otherwise charged rate, (ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased by four percentage points (4%) per annum above the otherwise charged rate times the amount of the aggregate undrawn amount of all outstanding Letters of Credit for the benefit of the Lenders.

                    (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than seven percent (7%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                    (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers hereby authorize Agent, at its option, without prior notice to Borrowers, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Fixed Period Loans, or any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (f) Computation. The Reference Rate as of the date of this Agreement is eight and one half of one percent (8.5%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                    (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this

Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                    2.7 COLLECTION OF ACCOUNTS. Borrowers shall and shall cause the Canadian Subsidiary to at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrowers and the Canadian Subsidiary to remit all Collections in respect thereof to such Lockboxes. Borrowers and the Canadian Subsidiary, as applicable, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by Borrowers and the Canadian Subsidiary from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers or the Canadian Subsidiary without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements and except as provided below with respect to Collections of the Canadian Subsidiary which are deposited into the Lockbox Account at Bank of Montreal or such other bank acceptable to Agent, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent. With respect to the Collections of the Canadian Subsidiary which are deposited into the Lockbox Account at Bank of Montreal or such other bank acceptable to Agent, upon the terms and subject to the conditions set forth in the applicable Lockbox Agreement, RDM Holdings, Inc. and International Sports and Fitness, Inc., the indirect and direct parents of the Canadian Subsidiary, shall cause all amounts received in such Lockbox Account or otherwise received by the Canadian Subsidiary to be distributed on the date of receipt to such indirect and direct parents in the form of loans or dividends by causing such amounts to be wired into the Agent's Account on each Business Day on which (a) a Default or Event of Default exists hereunder or under any other Loan Document or (b) the amount available to be borrowed hereunder is less than or equal to $5,000,000.

                  2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a final payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Day of `clearance' or `float' solely for the benefit of Agent and not to be shared with the Lenders at the rate set forth in Section 2.6(a) or Section 2.6(c)(i), as applicable, on all Collections of the Borrowers and the Canadian Subsidiary that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under
Section 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers, the Canadian Subsidiary or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 1:00 p.m. (Rosemont, Illinois time). If any Collection item is received into the Agent's Account on a non-Business Day or after 1:00 p.m. (Rosemont, Illinois time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                    2.9 DESIGNATED ACCOUNT. Agent and the Lender Group are authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance requested by Borrowers and made by the Lender Group hereunder shall be made to the Designated Account.


                    2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by the Lender Group to Borrowers or for Borrowers' account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.


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


                    2.11 FEES. Borrowers shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                         (a)      Closing Fee.  On the Closing Date, a closing
fee of $750,000;

                         (b)      Unused Line Fee.  On the first day of each
month during the term of this Agreement, an unused line fee in an amount equal to one quarter of one percent (0.25%) per annum times the Average Unused Portion of the Maximum Revolving Amount.

                         (c)      Annual Facility Fee.  On each anniversary of
the Closing Date, an annual facility fee in an amount equal to one half of one percent (0.50%) of the Maximum Amount;

                         (d)      Financial Examination, Documentation, and
Appraisal Fees. For each of the respective sole accounts of Agent and, to the extent a Lender accompanies Agent under Section 4.6, such Lender: (i) fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent and any such Lender; provided, however, so long as no Default or Event of Default exists, audits shall be conducted once each quarter and the examiner fee shall be limited to five (5) examiners per audit; (ii) an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender; provided, however, so long as no Default or Event of Default exists no piece of Collateral shall be appraised more than twice per year; (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; and (iv) on each anniversary of the Closing Date, a fee of $1,000 per year for Agent's loan documentation review;

                         (e)      Agent's Origination Fee and Agency and
Syndication Fee. (i) on the Closing Date, an origination fee for the sole benefit of Agent, and (ii) on the first day of each quarter during the term of this Agreement, and thereafter so long as any Obligations are outstanding, an agency and syndication fee for the sole benefit of Agent, all as more fully described in that certain fee letter of even date between Borrowers and Agent; and

                         (f)      Miscellaneous.  The fees set forth above shall
be fully earned when due, non-refundable when paid and, if applicable, computed on the basis of a 360 day year for the actual number of days elapsed.

         SECTION 2.12 JOINT AND SEVERAL LIABILITY. (a) Each Borrower expressly represents and acknowledges that any financial accommodations by Agent and Lenders, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice given by Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower shall be entitled to subrogation and contribution rights from and against any other Borrower to the extent such Borrower is required to pay to Lenders any amount in excess of the Advances and Fixed Period Loans hereunder directly to such Borrower or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 2.12(b) hereof. The provisions of this Section 2.12(a) shall in no way limit the obligations and liabilities of any Borrower to Agent and Lenders and each Borrower shall remain liable to Agent and Lenders for the full amount of the Obligations.

                    (b) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to Agent and Lenders on account of the Obligations are paid in full and the Commitment is terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for Agent and Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to Agent in the exact form received by such Borrower (duly endorsed by such Borrower to Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

         SECTION 2.13 TAX INDEMNITY. (a) All payments by the Borrowers under this Agreement or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding taxes paid or payable by any Lender or required to be withheld from a payment to any Lender as a result of a Lender having a present or former connection to the jurisdiction imposing such tax (other than such connection arising solely from a Lender having executed and delivered or performed its obligations or received a payment under, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and other liabilities being referred to herein as "Taxes"), unless such Taxes are required by law or the administration thereof to be withheld or deducted. If a Borrower shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document: (i) the sum payable shall be increased (and, for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 2.14) the Lender Group receives an amount equal to the sum it would have received if no deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

                    (b) The Borrowers shall pay any present or future stamp or documentary taxes or any other excise, foreign exchange, foreign investment, property or any other type of taxes, charges, fees or costs or similar levies or any financial institutions duty and debits tax which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (all such taxes, fees or charges, costs, and levies being herein referred to as "Other Taxes").

                    (c) The Borrowers shall jointly and severally indemnify the Lender Group for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by the Lender Group and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes are correctly or legally asserted so that, after the receipt of any indemnity payment under this Section 2.14, each member of the Lender Group shall be in the same position as it would have been had it not been required to pay any Taxes or Other Taxes. The Borrowers shall also jointly and severally indemnify each member of the Lender Group on a after-tax basis for any additional taxes on net income that each member of the Lender Group may be obliged to pay as the result of the receipt of additional amounts under this Section 2.14 (computed on the basis that the only receipts and deductions of each member of the Lender Group are in respect of the Obligations). Payment under this indemnification shall be made within thirty (30) days from the date any member of the Lender Group makes written demand therefor. A certificate as to the amounts owing by the Borrowers under this Section 2.14 submitted to the Borrowers by any member of the Lender Group shall be conclusive evidence, absent manifest error, of the amount due from the Borrowers to that member of the Lender Group. For greater certainty, the parties acknowledge that nothing contained in this Section 2.14 shall be interpreted as requiring any Borrower to pay to any taxation authority any Taxes or Other Taxes owed by it to such taxation authority and which are contested in good faith and by proper proceedings and against which adequate reserves are maintained, provided that any such contest of Taxes or Other Taxes shall have no effect on any rights of the Lender Group under this Section 2.14, including without limitation, the right to receive indemnification payments within thirty (30) days of written demand therefor.

         (d) The Borrowers shall furnish to the Agent the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes, promptly after receipt by a Borrower of any such receipt.

                    (e) If any Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Borrowers in respect of a payment made by them hereunder which payment shall have been increased pursuant to Section 2.13(a), then such Lender will use reasonable efforts to obtain such refund, credit, deduction or benefit and upon receipt thereof will pay to the Borrowers such amount (if any) not exceeding the increased amount paid by the Borrowers as equals the net after-tax value to such Lender of such part of such refund, credit, deduction or benefit as it considers is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same. There is no obligation for any Lender to claim any refund or to apply for or take advantage of any tax credit, tax deduction or similar benefit as contemplated by this paragraph. Nothing herein shall (i) interfere with the right of any Lender to arrange its tax affairs in whatever manner it deems appropriate; and (ii) no Lender shall be obligated to disclose to any Borrower any information regarding its tax affairs or tax computations. Further no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it.

                    (f) Without prejudice to the survival of any other agreement or obligation of the Borrowers hereunder, the obligations of the Borrowers under this Section 2.14 shall survive the payment in full of the Obligations.

                    SECTION 2.14 PAYMENTS IN UNITED STATES DOLLARS. All amounts payable under any of the Loan Documents shall be paid in United States dollars unless the Agent agrees in writing to accept payment thereof in Canadian dollars.

                    SECTION 2.15 CAPITAL ADEQUACY. If after the date hereof, any Lender or any Affiliate of such Lender shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Affiliate of such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or any Affiliate's of such Lender capital as a consequence of the Lender's Commitment or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or any Affiliate's of such Lender policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or any Affiliate's of such Lender, capital was fully utilized prior to such adoption, change or compliance), then, upon demand by such Lender, the Borrowers shall immediately pay to the Lender such additional amounts as shall be sufficient to compensate such Lender for any such reduction actually suffered. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

                    3. CONDITIONS; TERM OF AGREEMENT.

                       3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, LETTER OF CREDIT AND THE FIXED PERIOD LOANS. The obligation of the Lender Group to make the initial Advance, to issue the initial Letter of Credit or to make the Fixed Period Loans, is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                           (a)      the Closing Date shall occur on or before
June 27, 1997;

                           (b)      Agent shall have received searches
reflecting the filing of its financing statements and fixture filings;

                           (c)      Agent shall have received each of the
following documents, duly executed, and each such document shall be in full force and effect:

                                   a.      the Lockbox Agreements;

                                   b.      the Disbursement Letter;

                                   c. the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers;

                                   d.      the Stock Pledge Agreement;

                                   e.      the Borrower Stock Pledge Agreement;

                                   f.      the Parent Stock Pledge Agreement;

                                   g.      the Subsidiary Guaranty;

                                   h.      the Parent Guaranty

                                   i.      the Trademark Security Agreement;

                                   j.      the Borrower Trademark Security
                                   Agreement;

                                   k.      the Parent Trademark Security
                                   Agreement

                                   l.      the Mortgages;

                                   m.      the Security Agreement;

                                   n.      the Parent Security Agreement;

                                   o.      the Metromedia Subordination
                                   Agreement;

                                   p.      the Canadian Guaranty;

                                   q.      the Deposit Account Agreement;

                                   r.      the Canadian Security Agreement; and

                                   s.      the Subordination Agreement.

                    (d) Agent shall have received a certificate from the Secretary of each Loan Party attesting to the resolutions of such Loan Party's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same;

                    (e) Agent shall have received copies of each Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

                    (f) Agent shall have received a certificate of status with respect to each Loan Party, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

                    (g) Agent shall have received certificates of status with respect to each Loan Party, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

                    (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                    (i) Agent shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                    (j) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require;

                    (k) Agent shall have received an opinion of Loan Parties' counsel in form and substance satisfactory to Agent in its sole discretion;

                    (l) Agent shall have received (i) appraisals and phase 1 environmental reports of the Real Property Collateral and appraisals of the Equipment, in each case satisfactory to Agent, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agent;

                    (m) Agent shall have received evidence satisfactory to it that, after making the initial Advance and the funding of the Fixed Period Loans hereunder, and the issuance of any Letter of Credit on the Closing Date, Borrowers shall have an aggregate amount equal to or greater than $15,000,000 available to be borrowed hereunder on the Closing Date;

                    (n) Agent shall have received satisfactory evidence that Jim Marden's employment agreement with RDM shall have been extended for a new term ending on or after the Maturity Date;

                    (o) Agent shall have received satisfactory evidence that the $7,000,000 letter of credit issued by Norwest Bank Minnesota, National Association for the account of certain of the Borrowers in favor of the Existing Lender shall have been cancelled and of no further force and effect and the cash collateral securing such letter of credit shall have been released to the Borrowers;

                    (p) Agent shall have received the Credit Enhancement;

                    (q) Agent shall have completed a satisfactory field audit;

                    (r) Agent shall have completed a satisfactory review of all licenses of Borrowers and obtained all consents required by Agent upon such review:

                    (s) Agent shall have received satisfactory reference checks on key management;

                    (t) Agent shall have received and approved a business plan of Borrowers giving effect to the transactions contemplated hereby, including without limitation, the borrowings hereunder;

                    (u) Agent shall have received satisfactory evidence that all tax returns required to be filed by Loan Parties have been timely filed and all taxes upon Loan Parties or their properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                    (v) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

                3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, ALL LETTERS OF CREDIT AND THE FIXED PERIOD LOANS. The following shall be conditions precedent to all Advances, all Letters of Credit and the Fixed Period Loans.

                    (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                    (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                    (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, the Lender Group or any of their Affiliates.

                3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                    (a) within thirty (30) days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel; and

                    (b) within sixty (60) days of the Closing Date, deliver to Agent a Lockbox Agreement among Bank of Montreal, the Canadian Subsidiary and Agent, in form and substance satisfactory to Agent.

                3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is four (4) years from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including the obligation to provide cash collateral for contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated. If Borrowers have sent a notice of termination pursuant to the provisions of Section 3.6, but fails to pay the Obligations in full on the date set forth in said notice, then Agent (on behalf of the Lender Group) may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

                3.6 EARLY TERMINATION BY BORROWERS. Notwithstanding the provisions of Section 3.4 that provide for termination of this Agreement on the Maturity Date, Borrowers have the option, at any time upon ninety (90) days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including cash collateral in an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") for the benefit of the Lenders equal to (a) $3,500,000, if the Agreement is terminated on or before the first anniversary of the Closing Date, (b) $2,625,000 if the Agreement is terminated after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, (c) $1,750,000, if the Agreement is terminated after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, and (d) $825,000 if the Agreement is terminated after the third anniversary of the Closing Date and before the Maturity Date.

                3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrowers shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and

Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4.       CREATION OF SECURITY INTEREST.

                  4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as provided in Section 7.4 and except for the sale of Inventory to buyers in the ordinary course of business, Borrowers have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral; provided, however, so long as no Default or Event of Default exists, the Borrowers may use the funds in the Disbursement Account in the ordinary course of business for the purposes permitted by Section 7.17.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time upon a Default or Event of Default or when the Agent deems itself insecure, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrowers that the Borrowers' Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Borrowers' Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account of such Borrower, drafts against Account Debtors, schedules and assignments of Accounts of such Borrower, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts of such Borrower, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts of such Borrower directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as such Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

                  4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents) and together with any Lender that so elects shall have the right, from time to time hereafter to inspect each Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Borrowers make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit or Fixed Period Loans made thereafter, as though made on and as of the date of such Advance, Letter of Credit or Fixed Period Loans (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

                  5.1 NO ENCUMBRANCES. Borrowers have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrowers' and the Canadian Subsidiary's business, unconditionally owed to Borrowers and the Canadian Subsidiary without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrowers have not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

                  5.4 EQUIPMENT. Except as previously disclosed to the Lender Group in writing, all of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

                  5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory of the Borrowers and the Canadian Subsidiary and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

                  5.6 INVENTORY RECORDS. Borrowers and the Canadian Subsidiary keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Borrowers' and the Canadian Subsidiary's Inventory, and Borrowers' and the Canadian Subsidiary's cost therefor.

                  5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower and the Canadian Subsidiary is located at the address indicated on Schedule 5.7 of this Agreement. RDM Holding, Inc.'s

FEIN is 39-1156946, Sports Group Inc.'s FEIN is 37-1364205,, International Sports and Fitness, Inc.'s FEIN is 37-1288083, Diversified Products Corporation's FEIN is 58-2054222, Willow Hosiery Company, Inc.'s FEIN is 13-5524459, Hutch Sports USA Inc.'s FEIN is 31-0828464 and Diversified Trucking Corp.'s FEIN is 63-0503336.

                  5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a)      Each Loan Party is duly organized and
existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                           (b)      Set forth on Schedule 5.8, is a complete and
accurate list of each Loan Party's direct and indirect Subsidiaries, showing:
(i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Loan Party. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable. Roadmaster Ltd. (UK) and AA Funding Corp. have no material assets and are inactive.

                           (c)      Except as set forth on Schedule 5.8, no
capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Loan Party is subject to the issuance of any security instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a)      The execution, delivery, and performance by
each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                           (b)      The execution, delivery, and performance by
each Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, provincial or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Loan Party, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than

Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Loan Party.

                           (c)      Other than the filing of appropriate
financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                           (d)      The Loan Documents to which each Loan Party
is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e)      Except as provided in Schedule 5.9, the
Liens granted by each Loan Party to Agent (for the benefit of the Lender Group) in and to its properties and assets pursuant to the Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  5.10 LITIGATION. There are no actions or proceedings pending by or against any Loan Party before any court or administrative agency and no Loan Party has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Loan Party, except for: (a) ongoing collection matters in which a Loan Party is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to a Loan Party, would not result in a Material Adverse Change.

                  5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Loan Parties that have been delivered by Loan Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present each Loan Party's financial condition as of the date thereof and each Loan Party's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Loan Party since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

                  5.12 SOLVENCY. Each Loan Party is Solvent. No transfer of property is being made by Loan Parties and no obligation is being incurred by Loan Parties in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties.

                  5.13 EMPLOYEE BENEFITS. None of Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Loan Parties, each of their Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Loan Parties or their Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan resulting from a violation of any applicable law, treaty, rule, regulation, or agreement. None of Loan Parties or their Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                  5.14 ENVIRONMENTAL CONDITION. Except as provided in the phase 1 environmental reports previously provided to Agent and in Schedule 5.14 hereof and except in compliance with all applicable laws, none of Loan Parties' properties or assets has ever been used by Loan Parties or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Loan Parties. No Loan Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15 LICENSES. The Borrowers and the Canadian Subsidiary possess adequate licenses and other rights that are necessary for Borrowers and the Canadian Subsidiary to continue to conduct their business as heretofore conducted by them and all such licenses are listed on Schedule 5.15.

                  5.16 OTHER REPRESENTATIONS AND WARRANTIES. The best of each Borrower's knowledge, the representations and warranties of the Loan Parties set forth in the other Loan Documents are true and correct.

         6.       AFFIRMATIVE COVENANTS.

                  Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall, and shall cause the Canadian Subsidiary to, do all of the following:
                                     -55-

                  6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Loan Parties also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory of the Borrowers and the Canadian Subsidiary.

                  6.2 COLLATERAL AND OTHER REPORTING. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base giving account to all reserves disclosed to Borrowers by the Agent, and (ii) a detailed aging, by total, of the Borrowers' and the Canadian Subsidiary's Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the tenth (10th) day of each month during the term of this Agreement, a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, (d) on a weekly basis, Inventory reports specifying Borrowers' and the Canadian Subsidiary's Cost of their Inventory by category, with additional detail showing additions to and deletions from their Inventory, (e) on each Business Day, notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Borrowers' and the Canadian Subsidiary's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers' and the Canadian Subsidiary's Accounts and for Inventory and Equipment acquired by Borrowers and the Canadian Subsidiary, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrowers' and the Canadian Subsidiary's customers, (h) on a monthly basis, a calculation of the Dilution for the prior month; and (i) upon receipt by any Borrower or the Canadian Subsidiary, a copy of any notice of termination or expiration of any license agreement of any Borrower or the Canadian Subsidiary and a copy of any new or renewed license agreement of any Borrower or the Canadian Subsidiary, (j) upon the occurrence thereof, notice of any Default or Event of Default hereunder or under any other Loan Document, (k) upon the threat or filing thereof, notice of any material litigation, (l) upon the occurrence thereof, notice of any Material Adverse Change, (m) such other reports as to the Collateral or the financial condition of Borrowers and the Canadian Subsidiary as Agent may request from time to time. Original sales invoices evidencing daily sales shall be mailed (or electronically transmitted, as the case may be) by Borrowers to each Account Debtor and, at Agent's direction, the invoices shall indicate on their face that the Account has been assigned to Agent (for the benefit of the Lender Group) and that all payments are to be made directly to the Lockboxes.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent and each Lender: (a) as soon as available, but in any event within thirty
(30) days after the end of each month during each of Loan Parties' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Loan Parties' operations during such period; and (b) as soon as available, but in any event within one hundred twenty (120) days after the end of each of Loan Parties' fiscal years, consolidated financial statements of Loan Parties for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default with respect to financial or accounting matters of the Borrowers. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. Borrowers agree to deliver financial statements of Loan Parties prepared on an unaudited consolidating basis so as to present such Loan Parties and each such related entity separately, and on a consolidated basis.

                           Together with the above, Borrowers also shall
deliver to Agent and each Lender any Loan Party's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Loan Parties with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Loan Parties to their shareholders, as soon as the same is provided to any such parties, and any other report reasonably requested by Agent relating to the financial condition of Loan Parties.

                           Each month, together with the financial statements
provided pursuant to Section 6.3(a), Borrowers shall deliver to Agent and each Lender a certificate signed by their respective chief financial officers to the effect that: (i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Loan Parties, (ii) the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto).

                           Loan Parties shall have issued written instructions
to their independent certified public accountants authorizing them to communicate with Agent and each Lender and to release to Agent and each Lender whatever financial information concerning Loan Parties that Agent may reasonably request. Borrowers hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Agent and each Lender, at Borrowers' expense, copies of Loan Parties' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent and each Lender any information they may have regarding Loan Parties' business affairs and financial conditions.

                  6.4 TAX RETURNS. Deliver to Agent copies of each of Borrowers' and the Canadian Subsidiary's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service or Revenue Canada, as the case may be.

                  6.5 GUARANTOR REPORTS. Cause any other guarantor of any of the Obligations to deliver copies of all future federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

                  6.6 RETURNS. Cause returns and allowances, if any, as between Borrowers and the Canadian Subsidiary and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrowers and the Canadian Subsidiary, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower or the Canadian Subsidiary, such Borrower promptly shall, or the parents of the Canadian Subsidiary shall cause the Canadian Subsidiary to, determine the reason for such return and, if a Borrower or the Canadian Subsidiary accepts such return, issue, or cause the Canadian Subsidiary to issue, a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower or the Canadian Subsidiary, such Borrower promptly shall, or the parents of the Canadian Subsidiary shall cause the Canadian Subsidiary to, determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue, or cause the Canadian Subsidiary to issue, a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

                  6.7 TITLE TO EQUIPMENT. Upon Agent's request, Borrowers immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                  6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Loan Parties or any of their property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrowers have made such payments or deposits.

                  6.10     INSURANCE.

                           (a)      At their expense, keep the Personal
Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other insurable hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrowers also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrowers' ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b)      At its expense, obtain and maintain (i)
insurance of the type necessary to insure the Improvements and chattels (as described in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrowers from becoming co-insurers under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amount as Agent may require in its discretion; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrowers' cost.

                           (c)      All such policies of insurance shall be in
such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California or any other State where the insured assets are located. All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrowers shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (d)      Original policies or certificates thereof
satisfactory to Agent evidencing such insurance shall be delivered to Agent at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrowers shall give Agent prompt notice of any loss covered by such insurance, and Agent, shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a utility at least equal to the utility of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order as set forth in Section 2.4(b) hereof.

                           (e)      Borrowers shall not take out separate
insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrowers immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep, and cause the Canadian Subsidiary to keep, the Inventory of the Borrowers and the Canadian Subsidiary and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrowers may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States and Canada, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected (the Lien of Agent for the benefit of the Lender Group), security interests in such assets and also provides to Agent a Collateral Access Agreement.

                  6.13 COMPLIANCE WITH LAWS. Comply, and cause the Canadian Subsidiary to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

                  6.14     EMPLOYEE BENEFITS.

                           (a)      Deliver to Agent:  (i) Promptly, and in
any event within ten (10) Business Days after Borrowers or any of their Subsidiaries know or have reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrowers describing such ERISA Event and any action that is being taking with respect thereto by Borrowers, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrowers or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three
(3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                           (b) Cause to be delivered to Agent, upon Agent's
request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Loan Parties or their Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Loan Parties or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Loan Parties or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Loan Parties or their Subsidiaries under any Retiree Health Plan.

                  6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                  6.16 OTHER LOAN PARTIES. Cause each Loan Party to perform such Loan Party's covenants under each Loan Document to which such Loan Party is a party.

         7.       NEGATIVE COVENANTS.

                  Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not, and will not permit the Canadian Subsidiary to, do any of the following:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the Canadian Guaranty, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                  (b) Indebtedness set forth in the latest financial statements of Borrowers and the Canadian Subsidiary submitted to Agent on or prior to the Closing Date;

                  (c) Indebtedness secured by Permitted Liens;

                  (d) Intercompany Indebtedness among any of the Borrowers and the Canadian Subsidiary in accordance with Section 7.14 hereof; and

                  (e) Refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers or the Canadian Subsidiary, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

             7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of their property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

             7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify their capital stock, or liquidate, wind up, or dissolve themselves (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, or create any new Subsidiary except upon the prior written consent of Agent, execution by such new Subsidiary of a guaranty agreement, security agreement and trademark security agreement, all in form and substance satisfactory to Agent, and execution of a stock pledge agreement by the applicable Borrower or the Canadian Subsidiary, as the case may be, creating such Subsidiary, and such other documents as Agent may require in its sole discretion, all in form and substance satisfactory to Agent; provided, however, the Borrowers may cause Willow Hosiery Company, Inc. to merge into Hutch Sports USA Inc.

             7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrowers' or the Canadian Subsidiary's properties or assets other than sales of Inventory to buyers in the ordinary course of Borrowers' and the Canadian Subsidiary's business as currently conducted and obsolete Equipment up to $50,000 per year; provided, however, any proceeds from the sale of obsolete Equipment shall be paid to the Agent for the account of the Lenders to be applied to the principal amount of the Fixed Period Loans.

             7.5 CHANGE NAME. Change any Borrower's or the Canadian Subsidiary's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

             7.6 GUARANTEE. Except for the Canadian Guaranty, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent.

             7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' or the Canadian Subsidiary's business.

             7.8 PAYMENTS, PREPAYMENTS AND AMENDMENTS.

                  (a) Make any principal or interest payment on Indebtedness to RDM or any Subsidiary of RDM which is not (i) a Borrower hereunder or (ii) the Canadian Subsidiary;

                  (b) Except in connection with a refinancing permitted by
Section 7.1(e), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; and

                  (c) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), or (e).

             7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

             7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrowers' capital stock, of any class, whether now or hereafter outstanding; provided, however, (i) so long as no Default or Event of Default exists or would be caused thereby, Borrowers may distribute to RDM an amount equal to the regularly scheduled interest payments on the Subordinated Debentures as such interest payments are due, plus actual operating expenses of RDM, which aggregate distribution shall not exceed $6,000,000 per year and (ii) may make payments on behalf of RDM for normal, ordinary course of business purposes that may ultimately be expensed to RDM, but which aggregate payments shall not exceed $3,500,000 per year; provided further, however, that the Borrowers may cause the Canadian Subsidiary to make distributions to its parent, International Sports and Fitness, Inc.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' and the Canadian Subsidiary's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition. Borrowers waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) except for loans to the Canadian Subsidiary, loans, advances, capital contributions, or transfers of property to a Person, including without limitation to Roadmaster Ltd. (UK) and AA Funding Corp. which shall remain inactive Subsidiaries of RDM, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrowers or the Canadian Subsidiary except for transactions that are in the ordinary course of Borrowers' and the Canadian Subsidiary's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrowers or the Canadian Subsidiary than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 COMPENSATION. Except as provided in Schedule 7.16, increase the annual fee or per-meeting fees paid to directors during any year by more than fifteen percent (15%) over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of one hundred fifteen percent (115%) of that paid or accrued in the prior year.

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Fixed Period Loans for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted corporate purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate their chief executive offices to a new location without providing thirty (30) days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrowers and the Canadian Subsidiary provide any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory of the Borrowers and the Canadian Subsidiary and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage, or permit any other Loan Party or any Subsidiary of any Loan Party to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any other Loan Party or any Subsidiary of any Loan Party to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any other Loan Party or any Subsidiary of any Loan Party to terminate, any Benefit Plan where such event would result in any liability of any Borrower, any other Loan Party or any Subsidiary of any Loan Party or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any other Loan Party or any Subsidiary of any Loan Party to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any other Loan Party or any Subsidiary of any Loan Party to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any other Loan Party or any Subsidiary of any Loan Party to amend, a Plan resulting in an increase in current liability for the plan year such that either of any Borrower, any other Loan Party or any Subsidiary of any Loan Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any other Loan Party or any Subsidiary of any Loan Party to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

         which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Loan Parties, any of their Subsidiaries or any ERISA Affiliate in excess of $50,000.

             7.20 FINANCIAL COVENANTS. Fail to maintain:

                  (a) Current Ratio. A ratio of Consolidated Current Assets divided by the sum of (i) Consolidated Current Liabilities plus (ii) issued and outstanding Letters of Credit of at least the ratio set forth in the table below as of the date opposite such ratio, measured on a fiscal quarter-end basis;


As of:                            Minimum Ratio
------                            -------------
June 30, 1997                     0.792:1.0
September 30, 1997                0.778:1.0
December 31, 1997                 0.946:1.0
March 31, 1998                    0.926:1.0
June 30, 1998                     0.889:1.0
September 30, 1998                0.861:1.0
December 31, 1998                 0.952:1.0
March 31, 1999                    0.937:1.0
June 30, 1999                     0.908:1.0
September 30, 1999                0.892:1.0
December 31, 1999                 0.960:1.0

March 31, 2000                    0.997:1.0


                  (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrowers' (i) total liabilities plus issued and outstanding Letters of Credit divided by (ii) Tangible Net Worth of the ratio set forth in the table below as of the date opposite such ratio or less, measured on a fiscal quarter-end basis;


As of:                            Maximum Ratio
------                            -------------
June 30, 1997                     53.446:1.0
September 30, 1997                60.626:1.0
December 31, 1997                 16.806:1.0
March 31, 1998                    24.762:1.0
June 30, 1998                     50.363:1.0
September 30, 1998                37.380:1.0
December 31, 1998                 16.374:1.0
March 31, 1999                    21.057:1.0
June 30, 1999                     30.931:1.0
September 30, 1999                24.279:1.0
December 31, 1999                 13.694:1.0
March 31, 2000 and                11.784:1.0
thereafter

                  (c) Tangible Net Worth. Tangible Net Worth of at least the amount set forth in the table below as of the date opposite such amount, measured on a fiscal quarter-end basis; and

As of:                            Minimum Amount
------                            --------------
June 30, 1997                     $4,409,000
September 30, 1997                4,291,000
December 31, 1997                 15,609,000
March 31, 1998                    9,624,000
June 30, 1998                     4,513,000
September 30, 1998                6,848,000
December 31, 1998                 15,415,000
March 31, 1999                    11,023,000
June 30, 1999                     7,290,000
September 30, 1999                10,474,000
December 31, 1999                 19,763,000
March 31, 2000 and                19,678,000
thereafter

                  7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of $5,000,000.

                  7.22 MANAGEMENT. Cease to employ the president, chief executive officer, chief operating officer or the chief financial officer in office as of the Closing Date or such other individuals acceptable to Foothill in its reasonable discretion.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2 (a) If Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; (b) if Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) Business Days; or (c) If Borrowers or any other Loan Party fail or neglect to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, (in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrowers or such other Loan Party referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Lenders shall not be required during such period to make Advances to Borrowers or issue Letters of Credit for the account of Borrowers.

                  8.3      If there is a Material Adverse Change;

                  8.4 If any material portion of any Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5 If any Loan Party shall admit its insolvency or make a proposal or a general assignment for the benefit of creditors, or any Loan Party commences an Insolvency Proceeding or any other proceeding seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or any Loan Party shall take any corporate action to authorize any of the actions set forth in this Section 8.5.

                  8.6 If any Insolvency Proceeding or any proceeding seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for a Loan Party or for any substantial part of its property and assets is commenced against any Loan Party and any of the following events occur: (a) such Loan Party consents to or acquiesces in the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not or is no longer being contested in good faith by appropriate proceedings or is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Loan Parties' properties or assets by the United States Government or the Government of Canada, or any department, agency, or instrumentality thereof, or by any state, provincial, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Loan Parties' properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Loan Parties' properties or assets;

                  8.10 If there is a default in any material agreement to which any Loan Party is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Loan Party's obligations thereunder;

                  8.11 If any Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Loan Party or any officer, employee, agent, or director of any Loan Party, or if any such warranty or representation is withdrawn; or

                  8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

         9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Agent may (at the direction of the Required Lenders or at the Agent's discretion if the Lenders cannot reach the Required Lenders vote to either direct the Agent to exercise or to refrain from exercising the Lender Group's rights and remedies hereunder), pursuant to Sections 17.4 and 17.5, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                           (a) Declare all Obligations, whether evidenced by
this Agreement or by any of the other Loan Documents, immediately due and payable; provided, however, notwithstanding anything herein to the contrary, upon an Event of Default described in Section 8.5 or Section 8.6, all Obligations shall immediately be due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and the Lender Group;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e) Cause Borrowers to hold all returned Inventory in
trust for the Lender Group, segregate all returned Inventory from all other property of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                           (f) Without notice to or demand upon Borrowers or any
guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrowers agree to assemble the Personal Property Collateral or any part of it if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrowers authorize Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned or leased premises, Borrowers hereby grant Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to Borrowers (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by the Lender Group;

                           (h) Hold, as cash collateral, any and all balances
and deposits of Borrowers held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Seek the appointment of a receiver or keeper to
take possession of the Collateral and to enforce any of Agent's remedies with respect to such appointment without prior notice or hearing;

                           (j) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (k) Sell the Personal Property Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places
(including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (l) Agent shall give notice of the disposition of the
Personal Property Collateral as follows:

                                (A) Agent shall give Borrowers and each holder
of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                (B) The notice shall be personally delivered or
mailed, postage prepaid, to Borrowers as provided in Section 12, at least ten
(10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                                (C) If the sale is to be a public sale, Agent

also shall give notice of the time and place by publishing a notice as required by applicable law;

                           (m) Agent may credit bid and purchase at any
public sale; and

                           (n) Any deficiency that exists after disposition
of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

                  9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If Borrowers fail to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fail to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrowers could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Agent may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrowers may in any way be liable.

                  11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

                  11.3 INDEMNIFICATION. Borrowers, jointly and severally, shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrowers or to Agent, as the case may be, at its address set forth below:


                  IF TO BORROWERS:      RDM SPORTS GROUP, INC.
                                        267 Highway 74 North
                                        Suite No. 5
                                        Peachtree City, Georgia 30269
                                        Attn: Charles Sanders
                                        Fax No. (770) 632-0016

                                        RDM SPORTS GROUP, INC
                                        267 Highway 74 North, Suite No. 5
                                        Peachtree City, Georgia 30269
                                        Attn: James Marden
                                        Fax No. (770) 632-0016

                  WITH COPIES TO:       SMITH, GAMBRELL & RUSSELL, LLP
                                        Suite 1300, Promenade II
                                        1230 Peachtree Street, N.E
                                        Atlanta, Georgia 30309
                                        Attn:  David J. Harris, Esq
                                        Fax No. (404) 815-3509

          IF TO AGENT OR THE      FOOTHILL CAPITAL CORPORATION
          LENDER GROUP IN CASE    11111 Santa Monica Boulevard
          OF AGENT:               Suite 1500
                                  Los Angeles, California 90025-3333
                                  Attn: Business Finance Division Manager
                                  Fax No. (310) 478-9788

           WITH COPIES TO:        PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                  600 Peachtree Street, N.E.
                                  Suite 2400
                                  Atlanta, Georgia  30308
                                  Attn:  Jesse H. Austin, III, Esq.
                                  Fax No. (404) 815-2424

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrowers acknowledge and agree that notices sent by Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY

WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 12 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED SIX (6) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT AGENT'S OPTION, BY SERVICE UPON JAMES MARDEN, RDM SPORTS GROUP, INC., 267 HIGHWAY 74 NORTH, SUITE NO. 5, PEACHTREE CITY, GEORGIA 30269, WHICH SUCH BORROWER IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF GEORGIA, OR SUCH SUBSTITUTE AGENT FOR SUCH PURPOSE OF WHICH SUCH BORROWER SHALL NOTIFY AGENT IN WRITING. IN ADDITION, AGENT AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO SUCH BORROWER AT ITS ADDRESS SET FORTH BELOW. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         14.      DESTRUCTION OF BORROWERS' DOCUMENTS.

                  Except for Negotiable Collateral, all documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four (4) months after they are delivered to or received by Agent, unless Borrowers request in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

         15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                  15.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Any Lender may, with the written consent of
Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $7,500,000; provided, however, that so long as Foothill Capital Corporation is the Agent hereunder, it shall retain a minimum Commitment hereunder of $20,000,000; provided further, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit A-1; and (iii) the Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                           (b) From and after the date that Agent notifies the
assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any guarantor or the performance or observance by Borrowers or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon each Assignee's making its
processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the

Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                           (e) Any Lender may at any time, with the written
consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to, this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Advances, the Letters of Credit or the Fixed Period Loans. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrowers shall have no rights as a third party beneficiary of any of such provisions.

                           (f) In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                           (g) Notwithstanding any other provision in this
Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrowers from their Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by Borrowers is required in connection with any such assignment.

         16.      AMENDMENTS; WAIVERS.

                  16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) (or with respect to Section 2.1(m) hereof, the Super-Majority Lenders (or by Agent at the written request of the Super-Majority Lenders)) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

                           (a) increase or extend the Commitment of any Lender;

                           (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (c) reduce the principal of, or the rate of interest
specified herein on, any Advance or Fixed Period Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (d) change the percentage of the Commitments or of
the aggregate unpaid principal amount of the Advances and Fixed Period Loans which is required for the Lenders or any of them to take any action hereunder;

                           (e) increase the advance rate with respect to
Advances, (except with respect to any change in the eligibility requirements of Accounts and Inventory in such a way as to effectively increase the advance rate with respect to Advances which change shall require the consent of the Required Lenders and except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);

                           (f) amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders;

                           (g) release Collateral other than as permitted by
Section 17.11;

                           (h) change the definition of "Required Lenders" or
"Super-Majority Lenders";

                           (i) release Borrowers from any Obligation for the
payment of money; or

                           (j) amend any of the provisions of Article 17.

      and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

                 16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

         17.      AGENT; THE LENDER GROUP.

                  17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrowers shall not have any rights as third party beneficiaries of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Except as otherwise specifically provided in this Agreement and without limiting the generality of any of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances and the Fixed Period Loans, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Advances, the Fixed Period Loans, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                  17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

                  17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers, or any Subsidiary or Affiliate of Borrowers, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform their obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrowers, or any of Borrowers' Subsidiaries or Affiliates.

                  17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required
Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

                           (a) At all times, Agent may propose and, with the
consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three (3) Business Days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

                           (b) At all times, once Required Lenders or all
Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

                  17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrowers, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

                 17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

                  17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

                  17.9 SUCCESSOR AGENT. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrowers, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within thirty (30) days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrowers. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  17.10    WITHHOLDING TAX.

                        (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the

IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers:

                   (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                 (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

      Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers, such Lender agrees to notify Agent and Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's IRS Form 1001 as no longer valid.

         (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

         (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrowers fully for all amounts paid, directly or indirectly, by Agent or Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrowers under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

                  17.11 COLLATERAL MATTERS.

                        (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; and upon such termination and payment Agent shall deliver to Borrowers, at Borrowers' sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrowers under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                        (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                  17.12    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF
PAYMENTS.

                        (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                        (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                  17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Sections 2.4(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender;

                        (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                        (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                        (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

                        (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, (iii) as required or requested by any court, governmental or administrative agency (other than any bank regulatory authority), pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order or (iv) as required or requested by any bank regulatory authority; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                        (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers, except for harm caused by the gross negligence or willful misconduct of Agent or any such other Lender; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

       In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon

Agent promptly shall request of Borrowers the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

                  17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         18.      GENERAL PROVISIONS.

                  18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and the Lender Group.

                  18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrowers or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  18.8 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Atlanta, Georgia.

                                 BORROWERS:

                                 RDM HOLDINGS, INC.,
                                 a Delaware corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------


                                 SPORTS GROUP, INC.,
                                 an Alabama corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------


                                 INTERNATIONAL SPORTS AND FITNESS,INC., a
                                 Delaware corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------

                                 DIVERSIFIED PRODUCTS CORPORATION, an Alabama corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------

                                 WILLOW HOSIERY COMPANY, INC.,
                                 a New York corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------



LOAN AND SECURITY AGREEMENT

                                 HUTCH SPORTS USA INC.,
                                 a Delaware corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------


                                 DIVERSIFIED TRUCKING CORP.,
                                 an Alabama corporation

                                 By
                                   --------------------------------------------
                                 Title:
                                       ----------------------------------------

                                 AGENT:

                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation

                                 By
                                   --------------------------------------------
                                 Title: Vice President

                                 LENDERS:

                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation

                                 By
                                   ---------------------------------------------
                                 Title: Vice President





LOAN AND SECURITY AGREEMENT

                                AT&T COMMERCIAL FINANCE
                                CORPORATION,
                                a Delaware corporation

                                By
                                  ---------------------------------------------
                                Title:
                                      -----------------------------------------

                                Address for notices:

                                AT&T Capital Corporation
                                2 Gatehall Drive
                                Parsippany, New Jersey 07054
                                Attn:    Mr. Frank Amodio
                                Fax:  (201) 606-4776

                                BANKBOSTON, N.A.

                                By
                                  ---------------------------------------------
                                Title:
                                      -----------------------------------------

                                Address for notices:

                                BankBoston, N.A.
                                115 Perimeter Center Place
                                Suite 500
                                Atlanta, Georgia  30346
                                Attn:  Mr. John Hood
                                Fax:   (770) 393-4166

                                THE CIT GROUP/CREDIT FINANCE, INC.,
                                a Delaware corporation

                                By
                                  ---------------------------------------------
                                Title:
                                      -----------------------------------------

                                Address for notices:

                                The CIT Group/Credit Finance
                                300 South Grand Avenue, Third Floor
                                Los Angeles, California 90071
                                Attn: Mr. Terry Shoppe
                                Fax: (213) 613-2501


















LOAN AND SECURITY AGREEMENT

                         FREMONT FINANCIAL CORPORATION,
                         a California corporation

                         By
                           ----------------------------------------------------
                         Title:
                               ------------------------------------------------

                         Address for notices:

                         Fremont Financial Corporation
                         2020 Santa Monica Boulevard
                         Suite 600
                         Santa Monica, California  90404-2023
                         Attn:  Ms. Cheri Ritman
                         Fax:   (310) 315-5559

                         NATIONSCREDIT COMMERCIAL
                         CORPORATION, through its
                         Commercial Funding Division
                         a Delaware corporation

                         By
                           ----------------------------------------------------
                         Title:
                               ------------------------------------------------

                         NationsCredit Commercial Corporation
                         1177 Avenue of the Americas
                         New York, New York  10036
                         Attn:    Mr. David Grende
                         Ms. Nancy Kagan
                         Fax: (212) 597-1666







LOAN AND SECURITY AGREEMENT

     The undersigned hereby acknowledges and agrees to the provisions of
Section 2.7 hereof as such Section relates to Collections of the Canadian Subsidiary and Section 6.2 hereof as such Section relates to reporting requirements related to the Canadian Subsidiary.

                                            RDM SPORTS & LEISURE INC.,
                                            an Ontario corporation

                                            By
                                              ---------------------------------
                                            Title:
                                                  -----------------------------








LOAN AND SECURITY AGREEMENT

                                 SCHEDULE C-1

                         COMMITMENTS ON CLOSING DATE

=============================================================================
                                                        Fixed Period Loans

=============================================================================
                                                      Tranche A    Tranche B
                                                       Fixed         Fixed
                                        Revolving      Period        Period
                  Lenders               Commitment     Loans         Loans
------------------------------------------------------------------------------
Foothill Capital Corporation           $22,500,000   $ 4,500,000   $ 3,000,000
-------------------------------------------------------------------------------
BankBoston, N.A                        $11,250,000   $ 2,250,000   $ 1,500,000
-------------------------------------------------------------------------------
The CIT Group/Credit Finance, Inc.     $11,250,000   $ 2,250,000   $ 1,500,000
-------------------------------------------------------------------------------
AT&T Commercial Finance Corporation    $ 7,500,000   $ 1,500,000   $ 1,000,000
-------------------------------------------------------------------------------
Fremont Financial Corporation          $11,250,000   $ 2,250,000   $ 1,500,000
-------------------------------------------------------------------------------
NationsCredit Commercial Corporation   $11,250,000   $ 2,250,000   $ 1,500,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
         Total                         $75,000,000   $15,000,000   $10,000,000
===============================================================================






LOAN AND SECURITY AGREEMENT